UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2023

XEROX HOLDINGS CORPORATION
XEROX CORPORATION
(Exact name of registrant as specified in its charter)

New York	001-39013	83-3933743
New York	001-04471	16-0468020
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
201 Merritt 7
Norwalk, Connecticut
, 06851-1056
(Address of principal executive offices)
(203)
849-5216
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	XRX	NASDAQ Global Select Market
Securities registered pursuant to Section 12(g) of the Act:
None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

Xerox Holdings Corporation	Xerox Corporation

Emerging growth company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Xerox Holdings Corporation ☐	Xerox Corporation ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 13, 2023, Joseph J. Echevarria informed the Board of Directors of Xerox Holdings Corporation (the “Company”) that he would not stand for election as director at the Company’s 2023 annual meeting of shareholders. Mr. Echeverria’s decision not to stand for election is not due to any disagreement with respect to the operations, policies or practices of the Company. The Company thanks Mr. Echeverria for his many significant contributions in helping to guide the transformation of the Company.
Mr. Echeverria’s term as a director of both the Company and Xerox Corporation will end effective the day of the Company’s 2023 annual meeting of shareholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XEROX HOLDINGS CORPORATION

By:	/s/ Flor M. Colón

Name: Flor M. Colón
Title: Secretary
Date: March 15, 2023

XEROX CORPORATION

By:	/s/ Flor M. Colón

Name: Flor M. Colón
Titles: Secretary
Date: March 15, 2023